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                                                                    Exhibit 10.7


                           FORSTMANN & COMPANY, INC.
                            INCENTIVE COMPENSATION
                                  FISCAL 1995



MANAGEMENT INCENTIVE PLAN
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Participation
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     Participation in the Management Incentive Plan is determined annually based upon the recommendations of management and approval by the Board of Directors. The levels of participation are as follows: Group I which is made up of executive management (President, Executive Vice Presidents, and Vice
Presidents), Group II which is made up of middle managerial positions (to include Directors, Plant Managers, and others), and Group III which is made up of other managers in the company (Superintendents, Department Managers, and others). Participants are notified of their selection and are provided a copy of all necessary information. The Board has the right to exclude an otherwise eligible participant from receiving an award under the plan.

Incentive Award Opportunities
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     Each participant will be informed of the amount of his/her target
incentive.   The level of target incentive is expressed as a percent of earned base salary and is based on the position level (Group I, Group II, or Group
III). The actual award is determined at the end of the Plan year, based upon results achieved during the year. The award opportunities range from the target incentive amount for "on target" performance, up to an established maximum percentage of earned base salary for the achievement of maximum results, down to a minimum of no award.

     The Group I "on target" incentive is 25% (of base salary) with a maximum potential of 50%, and a minimum of 10% if an incentive is earned.

     The Group II "on target" incentive is 15% (of base salary) with a maximum potential of 30%, and a minimum of 6% if an incentive is earned.

     The Group III "on target" incentive is 10% (of base salary) with a maximum potential of 20%, and a minimum of 4% if an incentive is earned.
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Basis of Incentive Awards
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     The participants in the Management Incentive Plan earn incentive bonuses based upon the achievement of Company goals established at the beginning of each fiscal year. These goals reflect key financial ratios which are approved by the Board of Directors. Adjustments may be made during the year if Company goals are affected by conditions outside the control of management or by non-recurring or abnormal items. A partial list of efforts which may enhance payouts under the plan would include:

     Maximizing sales volume
     Improving margins on sales
     Inventory Turns
     Reducing operating costs in the plants
     Reducing selling, general and administrative expense


Conditions Affecting Payment of Awards
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     The granting of all individual awards is subject to the review and approval of the board.

     For any participant entering the Plan after the beginning of the Plan year, any award may be prorated directly in proportion to length of service and earnings during the Plan year.

      If a participant is placed on a paid or unpaid leave of absence, he/she may receive an incentive award up to the maximum allowable amount computed on a monthly prorated basis covering the period of active employment during the plan year.

     If a participant's employment with the Company terminates (either voluntarily or involuntarily) during the Plan year, there will be no payment of an incentive award. If, however, the employment with the Company terminates (either voluntarily or involuntarily) AFTER the close of the Plan year, the
                                      -----
participant may be entitled to receive their earned incentive award payment.

     If a participant retires, dies, or becomes totally disabled during the Plan year, they may be eligible to receive an incentive award payment based on performance, prorated on a monthly basis in proportion to length of active service during the plan year.
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Receipt of Incentive Award
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     Incentive Award payments may be made during the quarter following the
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fiscal year end (October 31).



Company Objectives - 1995
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                           INCENTIVE PLAN - FY 1995
                                  ($MILLIONS)

INDICATORS           1994     MIN     MID     MAX     WEIGHT


           Information between the asterisks below
           has been redacted pursuant to application for confidential treatment and filed separately with the Securities and Exchange Commission


EARNINGS
after Taxes            *                       *         25%


EBITDA                                                   25%


AVG. INVENTORY                                           25%


AVERAGE DEBT                                             25%

                       *                        *